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                           [BRYAN CAVE LLP LETTERHEAD]

                                 September 25, 1997

Block Financial Corporation
4435 Main Street, Suite 500
Kansas City, Missouri 64111
           --and--
H&R Block, Inc.
4400 Main Street
Kansas City, Missouri 64111

         Re:      Shelf Registration of $1,000,000,000
                  Principal Amount of Debt Securities

Gentlemen:

                  We have acted as special counsel for Block Financial Corporation, a Delaware corporation ("BFC") and H & R Block, Inc., a Missouri corporation ("HRB"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") (i) by BFC of $1,000,000,000 aggregate original principal amount of Debt Securities (the "Securities") to be issuable in one or more series and (ii) by HRB of its guarantee of payment of principal, premium and interest on the Securities (the "Guarantee"). The Securities and the Guarantee are being registered under a registration statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on August 14, 1997 (as it may be amended from time to time prior to the effectiveness thereof, the "Registration Statement"). With respect to the offering of such Securities from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"), you have requested our opinion with respect to the matters set forth below. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

                  In such capacity, we are familiar with the actions and proceedings taken and proposed to be taken by BFC and HRB in connection with the authorization and issuance of the Securities and the Guarantee, respectively, and for the purposes of this opinion, have assumed such actions and proceedings will be timely completed in the manner presently proposed. In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary in order to enable us to render the opinions expressed herein. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of each person executing documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and


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Block Financial Corporation
H&R Block, Inc.
September 25, 1997
Page 2

the due authorization, execution and delivery of all agreements where due authorization, execution and delivery are a prerequisite to the effectiveness thereof.

                  To the extent that it may be relevant to the opinions expressed herein, we have assumed that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

                  Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

                  1. The execution and delivery of the Indenture has been duly authorized by all requisite action on part of BFC. Upon execution and delivery of the Indenture by BFC and HRB, and compliance with the procedures and provisions specified in the Indenture relating thereto, the issuance of the Securities of the several series will be duly authorized by BFC. When the Securities of the several series have been so authorized and executed by BFC, authenticated by the Trustee and delivered against payment therefor in accordance with the terms of the Indenture (and any supplemental indentures thereto) and as contemplated by the Registration Statement and applicable Prospectus Supplement, the Securities of such series will constitute legally valid and binding obligations of BFC, enforceable against BFC in accordance with their terms.

                  2. The execution and delivery of the Indenture has been duly authorized by all requisite action on part of HRB. Upon execution and delivery of the Indenture by HRB and BFC, and compliance with the procedures and provisions specified in the Indenture relating thereto, the Guarantee relating to issuance of the Securities of the several series will be duly authorized by HRB. When the Securities of the several series have been so authorized and executed by BFC, authenticated by the Trustee and delivered against payment therefor in accordance with the terms of the Indenture (and any supplemental indentures thereto) and as contemplated by the Registration Statement and applicable Prospectus Supplement, the Guarantee relating to the Securities of such series will constitute the legally valid and binding obligation of HRB, enforceable against HRB in accordance with its terms.



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Block Financial Corporation
H&R Block, Inc.
September 25, 1997
Page 3

                  These opinions are subject to (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws now or hereafter in effect relating to or affecting creditors rights generally; (ii) general principles of equity (including without limitation, standards of materiality, good faith, fair dealing and reasonableness), and the possible unavailability of specific performance, injunctive relief and other equitable remedies, whether such principles or remedies are considered in a proceeding in equity or at law; and (iii) public policy limitations of enforceability of provisions relating to indemnification, contribution and/or waiver of rights and defenses.

                  This opinion is not rendered with respect to any laws other than the law of the States of Missouri and New York and the General Corporation Law of the State of Delaware as set forth in the latest codification of such laws available to us on the date hereof. We assume no responsibility as to the applicability or the effect of the laws, rules, or regulations of any other domestic or foreign jurisdiction on the subject transactions.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                                     Very truly yours,

                                                     BRYAN CAVE LLP